20120146561
04/05/2012 RP1 $20.00

2
WD
W

(AMENDED) GENERAL WARRANTY DEED

State of Texas)
) Know All Men By These Presents:
County of Harris)

THAT, **ANGEL CHARITABLE FOUNDATION INC**(hereafter called" Grantor" whether one or more), for an in consideration of $1.00 and other valuable consideration in hand paid by **Vantone Realty Corporation** (hereinafter called" Grantee" whether one or more), whose address for mailing purposes is hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged and confessed, have granted, sold and conveyed, and by these presents do grant, sell and convey, unto Grantees all that certain lot, tract or parcel of land, together with all improvements hereon, described as: lw

LOT IN BLOCK 27 OF SUNNYSIDE GARDENS, A SUBDIVISION IN HARRIS COUNTY, TEXAS ACCORDING TO THE MAY OR PLAT THEREOF RECORDED IN VOLUME 26, PAGE 71 OF THE MAP RECORDS OF HARRIS COUNTY, TEXAS D

HCAD Number: 0751990270001

This conveyance is made and accepted expressly subject to applicable zoning laws, regulations, and ordinances of municipal and/or governmental authorities and is further made subject to all restrictions, covenants, conditions, agreements, assessments, maintenance charges, leases, easements, and previously conveyed or resolved mineral and royalty interests, if any, relating to the hereinabove described property, but only to the extent they are still in effect and shown of record in the hereinabove mentioned County and State.

To have and to hold to the above described property, together with all and singular and rights and appurtenances thereto in any belonging unto Grantee, Grantee's heirs, legal and personal representatives and assigns forever; and Grantor hereby bind Grantor, Grant's heirs, legal representatives, successors and assigns to warrant and forever defend, all and singular and said property unto Grantee, Grantee's heirs, legal and personal representatives and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, through or under Grantor, but not otherwise.

Executed to be effective as of April 5 2012

Tian Jia

Tian Jia, President
Angel Charitable Foundation Corp. lw

Harris County)
State of Texas)

This instrument was acknowledged before me on April 5, 2012

Mario A. Lopez **Notary Public**

NOTARY PUBLIC STATE OF TEXAS
MARIO A. LOPEZ
My Commission Expires
December 31, 2014

Return filed copy to:

Vantone Realty Corporation
12520 A1 Westheimer #138
Houston, Texas 77077

JJ

ANY PROVISION HEREIN WHICH RESTRICTS THE SALE, RENTAL, OR USE OF THE DESCRIBED REAL PROPERTY BECAUSE OF COLOR OR RACE IS INVALID AND UNENFORCEABLE UNDER FEDERAL LAW
THE STATE OF TEXAS
COUNTY OF HARRIS
I hereby certify that this instrument was FILED in File Number Sequence on the date and at the time stamped hereon by me, and was duly RECORDED, in the Official Public Records of Real Property of Harris County, Texas

APR - 5 2012

Stan Stanart
COUNTY CLERK
HARRIS COUNTY, TEXAS

FILED
2012 APR -5 PM 12: 25
Stan Stanart
COUNTY CLERK
HARRIS COUNTY, TEXAS